Exhibit 77Q


                                    Exhibits

(e)(1) Second Amendment dated December 15, 2006 to the Amended and Restated Investment Management Agreement dated February 25, 2003 between ING Investments, LLC and ING Investment Funds, Inc. - Filed herein.

(e)(2) Second Amendment dated December 15, 2006 to the Sub-Advisory Agreement dated August 1, 2003, as amended between ING Investments, LLC and ING Investment Management Co. - Filed herein.